Exhibit 99.3

QUICKSILVER ANNOUNCES RESULTS OF
TENDER OFFERS AND CONSENT SOLICITATION RELATING TO ITS
71/8% SENIOR SUBORDINATED NOTES DUE 2016,
113/4% SENIOR NOTES DUE 2016 AND
81/4% SENIOR NOTES DUE 2015

FORT WORTH, TEXAS (June 12, 2013) – Quicksilver Resources Inc. (“Quicksilver”) (NYSE: KWK) announced today that $310,452,000 of the principal amount of its outstanding 71/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”), $582,237,000 of the principal amount of its outstanding 113/4% Senior Notes due 2016 (the “2016 Senior Notes”) and $423,964,000 of the principal amount of its outstanding 81/4% Senior Notes due 2015 (the “2015 Senior Notes,” collectively with the 2016 Subordinated Notes and 2016 Senior Notes, the “Notes”) were validly tendered pursuant to its previously announced Tender Offers and Consent Solicitations (each as defined below).
As previously announced, on May 23, 2013, Quicksilver commenced tender offers to purchase for cash any and all of its outstanding $350,000,000 aggregate principal amount of 2016 Subordinated Notes, any and all of its outstanding $590,620,000 aggregate principal amount of 2016 Senior Notes and any and all of its outstanding $438,000,000 aggregate principal amount of 2015 Senior Notes (collectively, the “Tender Offers”). In connection with the Tender Offers, Quicksilver also solicited the consents of the holders of the 2016 Subordinated Notes, the 2016 Senior Notes and the 2015 Senior Notes to adopt certain amendments to the indentures governing the Notes (the “Consent Solicitations”) described in more detail in the Offer to Purchase and Consent Solicitation Statement (defined below).
The early tender deadline relating to the Tender Offers and the Consent Solicitations occurred at 5:00 P.M., Eastern Time, on Thursday, June 6, 2013 (the “Early Tender Deadline”). Notes previously tendered and Notes that are tendered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law. As of the Early Tender Deadline, Quicksilver has been advised by D.F. King & Co., Inc., as tender agent and information agent for the Tender Offers and Consent Solicitations, that the notes were validly tendered and not withdrawn and consents were delivered and not revoked, with respect to (i) $310,452,000 of the outstanding $350,000,000 aggregate principal amount of 2016 Subordinated Notes (representing approximately 88.7% of the outstanding 2016 Subordinated Notes), (ii) $582,237,000 of the outstanding $590,620,000 aggregate principal amount of 2016 Senior Notes (representing approximately 98.6% of the outstanding 2016 Senior Notes) and (iii) $423,964,000 of the outstanding $438,000,000 aggregate principal amount of 2015 Senior Notes (representing approximately 96.8% of the outstanding 2015 Senior Notes).

The Tender Offers and Consent Solicitations are subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 23, 2013, relating thereto (the “Offer to Purchase and Consent Solicitation Statement”). In particular, the Tender Offers are subject to the satisfaction or waiver of certain conditions, including a financing condition, a consent condition and general conditions. If any conditions to the Tender Offers are not satisfied, Quicksilver is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate the Tender Offers with respect to any or all series of Notes.
Quicksilver has determined that the financing condition for the Tender Offer and related Consent Solicitation with respect to the 2016 Subordinated Notes will not be fully met. As a result, Quicksilver has terminated its Tender Offer and Consent Solicitation with respect to the 2016 Subordinated Notes. All 2016 Subordinated Notes tendered in the Tender Offer with respect thereto will be returned promptly to the respective holders thereof without any action required on the part of the holders. No consideration will be paid in the Tender Offer and Consent Solicitation with respect to the 2016 Subordinated Notes. This press release confirms the formal termination of the Tender Offer and Consent Solicitations with respect to the 2016 Subordinated Notes. Quicksilver reserves the right to make a new tender offer at a later date, but is under no obligation to do so.
The Tender Offers and Consent Solicitations with respect to the 2016 Senior Notes and the 2015 Senior Notes are scheduled to expire at 11:59 P.M. Eastern Time, on Thursday, June 20, 2013, unless extended or earlier terminated by Quicksilver (such time and date, as the same may be extended, the “Expiration Time”). Subject to the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement, Quicksilver intends to accept for purchase all 2016 Senior Notes and all 2015 Senior Notes validly tendered and not withdrawn prior to the Early Tender Deadline and intends to accept for purchase all 2016 Senior Notes and all 2015 Senior Notes tendered after the Early Tender Deadline and prior to the Expiration Time.
As a result of receiving the requisite consents to adopt certain amendments to the indentures governing the 2016 Senior Notes and 2015 Senior Notes, on June 12, 2013, the Company, certain subsidiary guarantors and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”) under the indentures governing the 2016 Senior Notes and 2015 Senior Notes (the “Base Indentures”), entered into supplemental indentures (the “Supplemental Indentures”), to the Base Indentures. The Supplemental Indentures eliminate or modify certain restrictive covenants and other provisions contained in the Base Indentures. The Supplemental Indentures became effective immediately upon execution but will not become operative until the 2016 Senior Notes and 2015 Senior Notes with respect to which consents have been delivered are accepted for purchase and paid for promptly following the Expiration Time in accordance with the provisions of the Offer to Purchase and Consent Solicitation Statement.

Quicksilver has retained Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. to act as the dealer managers (the “Dealer Managers”) for the Tender Offers and Consent Solicitations. Questions regarding the Tender Offer and Consent Solicitations should be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free), Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or Deutsche Bank Securities Inc. at (855) 287-1922 (toll-free). Requests for documentation should be directed to D.F. King & Co., Inc., as the tender agent and information agent, at (800) 488-8035 (toll-free).
None of the representatives or employees of Quicksilver, any of its subsidiaries or affiliates, the Dealer Managers, the information agent or The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture governing the Notes (the “Indenture”), make any recommendations as to whether or not holders of the 2016 Senior Notes and the 2015 Senior Notes should tender their Notes pursuant to the Tender Offers with respect thereto or issue their consents pursuant to the related Consent Solicitations, and no one has been authorized by any of them to make such recommendations.
This press release does not constitute a solicitation of consents of holders of the 2016 Senior Notes and the 2015 Senior Notes and shall not be deemed a solicitation of consents with respect to any other securities of Quicksilver. The Tender Offers and Consent Solicitations with respect to the 2016 Senior Notes and the 2015 Senior Notes are being made solely by the Offer to Purchase and Consent Solicitation and the accompanying consent form. All statements herein regarding the terms of Tender Offers and Consent Solicitations, the proposed amendments, any supplemental indenture and the Indenture are qualified in their entirety by reference to the text of the Offer to Purchase and Consent Solicitation Statement and the accompanying consent form, the supplemental indenture and the Indenture. The completion of the Tender Offers and the Consent Solicitations with respect to the 2016 Senior Notes and the 2015 Senior Notes and the execution of any supplemental indentures is subject to a number of conditions.
About Quicksilver Resources
Fort Worth, Texas-based Quicksilver is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.
Forward-looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions; the effects of existing or future litigation; failure to complete the transactions described in this press release; and additional factors described elsewhere in this press release.
This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.
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Investor & Media Contact:
David Erdman
(817) 665-4023

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